UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 16, 2024 (December 10, 2024)

Silexion Therapeutics Corp
(Exact name of registrant as specified in its charter)

Cayman Islands	001-42253	N/A
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

12 Abba Hillel Road Ramat-Gan, Israel	5250606
(Address of principal executive offices)	(Zip Code)

+972-8-6286005
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0009 per share	SLXN	The Nasdaq Stock Market LLC
Warrants exercisable for Ordinary Shares at an exercise price of $103.50 per share	SLXNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Remedy of Nasdaq Minimum Bid Price Compliance Deficiency

On December 13, 2024, Silexion Therapeutics Corp (the “Company”) received a letter (the “Price Remedy Letter”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the Staff has determined that for the preceding 10 consecutive business days, from November 29, 2024 to December 12, 2024, the closing bid price for the Company’s ordinary shares was at least $1.00 per share. Accordingly, the Company has regained compliance with Nasdaq Listing Rule 5450(a)(1), and the Staff has indicated that the Company’s Minimum Bid Price Deficiency (as described in the following paragraph) has been remedied.

The Price Remedy Letter serves as confirmation as to the Company’s remedy of a deficiency as to which the Company had received notice from the Staff of Nasdaq on October 29, 2024. As previously reported, on that date, the Company had received a letter from the Staff notifying the Company that it had failed to comply with the $1.00 per share minimum bid price requirement of Nasdaq Listing Rule 5450(a)(1) for the 30 consecutive business days preceding the letter (the “Minimum Bid Price Deficiency”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was given 180 calendar days, or until April 28, 2025, to remedy the Minimum Bid Price Deficiency.

Remedy of Nasdaq Audit Committee Compliance Deficiency

On December 10, 2024, the Company received a formal notification from the Staff of Nasdaq (the “Audit Committee Remedy Letter”) confirming that the Company has regained compliance with the audit committee requirements for continued listing under Nasdaq Listing Rule 5605(c)(2), due to the appointment of Professor Amnon Peled to the Company’s board of directors and audit committee on December 10, 2024. Accordingly, the Staff has indicated that the Company’s Audit Committee Deficiency (as described in the following paragraph) has been remedied.

The Audit Committee Remedy Letter serves as confirmation as to the Company’s remedy of a deficiency as to which the Company had received notice from the Staff of Nasdaq on November 20, 2024. As previously reported, on that date, the Company had received a letter from the Staff that the Company did not comply with the audit committee requirements for continued listing on the Nasdaq Global Market set forth in Nasdaq Listing Rule 5605(c)(2), due to the Company’s having only two members on its audit committee, instead of three members possessing certain qualifications, as required under that listing rule (the “Audit Committee Deficiency”). Under Nasdaq Listing Rule 5605(c)(4), the Company was given a cure period ending at (i) the earlier of the Company’s next annual general meeting or September 16, 2025, or (ii) March 17, 2024, if the annual general meeting is to be held before that date, to remedy the Audit Committee Deficiency.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILEXION THERAPEUTICS CORP

Date: December 16, 2024	/s/ Ilan Hadar
	Name:	Ilan Hadar
	Title:	Chief Executive Officer